UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K/A
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 1, 2020
EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: This Amendment to the Company's Current Report on Form 8-K (the "Amendment") amends the Current Report on Form 8-K filed with Securities and Exchange Committee on September 2, 2020. The Amendment is being filed to update the Form 8-K to include the missing signature of the Company's Chief Legal Officer. No additional changes to the Form 8-K and the exhibit thereto as originally filed have been made.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2020, the Board of Directors (the "Board") of Edgewell Personal Care Company (the "Company") voted to increase the size of the Board effective September 2, 2020 (the “Effective Date”) from 11 to 12 members and elected Ms. Swan Sit to serve as a director of the Company as of the Effective Date, with a term expiring at the Company’s 2021 Annual Meeting of Shareholders. Ms. Sit will serve on the Audit Committee of the Board.

Swan Sit, age 43, is an independent consultant specializing in digital, marketing and strategy. Most recently, Ms. Sit served as the Vice President of North America Digital Commerce Capabilities, Business Operations and Service and the Vice President of Global Digital Marketing of Nike, Inc. from 2018 to 2019. Prior to joining Nike, Ms. Sit served as the Vice President of Global Digital of Revlon, Inc. from 2015 to 2017. From 2010 to 2015, Ms. Sit served as the Executive Director of Strategy and Planning, Online of The Estée Lauder Companies, Inc. Ms. Sit has been a director of NovaBay Pharmaceuticals, Inc. (NYSE American: NBY) since December 2019, and is a member of its Audit, Compensation and Nominating and Corporate Governance committees. Ms. Sit holds a Bachelor of Arts in Economics from Harvard University and a Masters in Business Administration from Columbia University.

Ms. Sit will be compensated on the same basis as all other non-management directors of the Company, as described under “Director Compensation” in the Company's Proxy Statement for its 2020 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on December 19, 2019. Ms, Sit will receive a pro rata share of the annual director compensation for the remainder of the 2020 calendar year. Ms. Sit will enter into an indemnification agreement with the Company, in the form previously entered into by the Company with its current directors, a copy of which was listed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

There is no arrangement or understanding between Ms. Sit and any other person pursuant to which she was appointed as a director of the Company. There has been no transaction, or proposed transaction, since October 1, 2018, to which Ms. Sit or any member of her immediate family had, or is to have, a direct or indirect material interest or any other related transaction with the Company within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Ms. Sit and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Item 7.01. Regulation FD Disclosure.

On September 2, 2020 the Company issued a press release announcing the appointment of Ms. Sit as a director of the Company. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, issued on September 2, 2020, announcing the appointment of Ms. Swan Sit as a director of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY

By: /s/ Marisa Iasenza
Marisa Iasenza
Chief Legal Officer

Dated: September 2, 2020